NOTICE OF GUARANTEED DELIVERY
For Tender of
6 7/8% Senior Notes due 2015
of
MOBILE MINI, INC.
     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 6 7/8% Senior Notes due 2015 (the “Old Debentures”) are not immediately available, (ii) Old Debentures and the Letter of Transmittal cannot be delivered to Deutsche Bank Trust Company Americas (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated June ___, 2007 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of Mobile Mini, Inc., a Delaware corporation (the “Company”).
The Exchange Agent For The Exchange Offer Is:
Deutsche Bank Trust Company Americas

By Hand Before 4:30 p.m.:	By Registered or Certified Mail:

Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas
DB Services Tennessee, Inc.	DB Services Tennessee, Inc.
Corporate Trust & Agency Services	Reorganization Unit
Reorganization Unit	P.O. Box 292737
648 Grassmere Park Road	Nashville, TN 37229-2737
Nashville, TN 37211
Fax: (615) 835-3701
Confirm by Telephone: (615) 835-3572
SPU-Reorg.Operations@db.com

By Hand or Overnight Delivery after	By Facsimile Transmission
4:30 p.m. on the Expiration Date:	(for Eligible Institutions only):

Deutsche Bank Trust Company Americas	Fax: (615) 835-3701
DB Services Tennessee, Inc.
Corporate Trust & Agency Services	Confirm by Telephone: (615) 835-3572
Reorganization Unit
648 Grassmere Park Road	Information (800) 735-7777
Nashville, TN 37211

Confirm by Telephone: (615) 835-3572
SPU-Reorg.Operations@db.com

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)
     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Debentures, in proper form for transfer, or confirmation of the book-entry transfer of such Old Debentures to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
     The undersigned acknowledges that it must deliver the Old Debentures tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

(Authorized Signature)

Address:		Title:

Name:

	(Zip Code)		(Please type or print)

Area Code and Telephone Number:		Date:

NOTE: DO NOT SEND OLD DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.